                                                                      Exhibit 20


          FOR IMMEDIATE RELEASE                                 October 18, 2001
          ---------------------
          Baltimore, Maryland

          MERCANTILE BANKSHARES REPORTS INCREASE IN NET INCOME

               Edward J. Kelly, III, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the quarter ended September 30, 2001, net income was $46,079,000, a 1.5% increase over net income of $45,380,000 for the same period in 2000. Diluted net income per share was $.65 for the third quarter 2001, an increase of 1.6% from the $.64 reported for the third quarter last year. Diluted cash net income per share, which excludes amortization of goodwill in the calculation, was $.68 for the third quarter 2001 as compared to $.67 for the same period in 2000.

               For the first nine months of 2001, net income was $137,061,000, an increase of 5.8% over the $129,502,000 reported for the comparable period last year. Diluted net income per share for the first three quarters of 2001 was $1.92, a 2.7% increase over the $1.87 for the same period in 2000. Diluted cash net income per share was $2.01 for the first three quarters of 2001, an increase of 4.7% over the $1.92 reported for the same period last year.

               Net interest income for the quarter ended September 30, 2001, declined slightly to $104,599,000 from $104,984,000 the prior year. Although average loans grew a healthy 9.8%, this growth was offset by a decline in the net interest margin to 4.77% in the third quarter of 2001 from 5.25% in 2000. The decline in net interest margin was attributable to the 350 basis point reduction in short-term interest rates by the Federal Reserve during the first three quarters of 2001, with a reduction of 75 basis points occurring in the third quarter. The company is asset sensitive, with assets repricing more quickly than liabilities in response to changes in interest rates. As a result, Mercantile's net interest margin tends to compress and growth in net interest income tends to slow in a falling interest rate environment.

               Net interest income for the first nine months of 2001 increased to $313,477,000 or 3.8% over the $302,098,000 for last year. The growth in net interest income was attributable to strong average loan growth of 13.4%, part of which was due to the two bank acquisitions completed in the second half of 2000. Partially offsetting the positive impact from loan growth was a decline in the net interest margin to 4.90%, from 5.27% for the first three quarters of last year.


                                  (continued)

MERCANTILE BANKSHARES CORPORATION                                    Page 2 of 8


     During the quarter ended September 30, 2001, nonperforming assets decreased $4,165,000 from June 30, 2001, to $34,239,000 or .50% of period-end
loans and other real estate owned.   This decrease was primarily attributable to
one lease financing receivable, which was charged off in the quarter. The comparable ratios were .55% and .39%, at June 30, 2001 and September 30, 2000, respectively. The allowance for loan losses was 2.04% and 2.07% of total loans at September 30, 2001 and September 30, 2000, respectively.

     For the third quarter 2001, noninterest income increased 17.7% from last year. Included in this increase was a gain from the sale of equity securities held in the available-for-sale portfolio. This $1,596,000 gain added one cent, after tax, to net income per share. Excluding the investment securities gain, noninterest income increased 12.7%. Trust Division revenues decreased slightly compared to third quarter last year. The decline in equity markets, as reflected in the 28% decline in the S&P 500 Index over the past year, had a negative impact on income from principal fees. New trust business substantially offset this impact. Mortgage banking revenues more than doubled from that reported for the third quarter last year, as revenues benefited from increased volume in residential and multifamily loan originations.

     Noninterest expenses for the quarter ended September 30, 2001, increased 8.5% to $66,587,000 from $61,385,000 for the third quarter of 2000. The key measure of expense management is the efficiency ratio which was 45.3%. The increase in salaries was partially a result of increased staff from acquisitions. Employee benefits increased from the prior year due to a general increase in costs for health and welfare benefit plans. The increase in net occupancy expense was also partially attributable to acquisitions. Amortization of goodwill increased by 39.7% over prior year.

     Return on average assets for the third quarter was 1.97%, return on average tangible equity was 17.56% and average tangible equity to average assets was 11.88%. For the nine months ended September 30, 2001, the comparable ratios were 2.01%, 17.68% and 12.08%, respectively.

     At September 30, 2001, total assets increased 9.5% to $9,468,004,000 compared to $8,647,898,000 one year earlier. Shareholders' equity at September 30, 2001, was $1,224,144,000, an increase of 11.8% from $1,095,259,000 at the end of September 2000. The increase in shareholders' equity is net of 1,500,000 shares that were repurchased during the third quarter of 2001.

Cautionary Statement

     This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this report.


     Additional financial information is attached.
                                     David E. Borowy
                                     Vice President
                                     Investor Relations
                                     (410) 347-8361

[LOGO]                 MERCANTILE BANKSHARES CORPORATION
MERCANTILE              CONSOLIDATED FINANCIAL SUMMARY
                     (In thousands, except per share data)

                                                                For the Nine Months Ended               For the Quarter Ended
                                                                      September 30,                         September 30,
                                                          -------------------------------------- -----------------------------------
                                                                                       % Incr.                             % Incr.
                                                                2001          2000     (Decr.)     2001         2000       (Decr.)
                                                          -------------------------------------- -----------------------------------
OPERATING RESULTS
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                         $  313,477    $  302,098      3.8%   $  104,599   $  104,984     (0.4)%
------------------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent                       318,360       305,995      4.0       106,198      106,442     (0.2)
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                        9,230        12,745    (27.6)        3,101        4,316    (28.2)
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                     137,061       129,502      5.8        46,079       45,380      1.5
------------------------------------------------------------------------------------------------------------------------------------

PER COMMON SHARE DATA
------------------------------------------------------------------------------------------------------------------------------------
Basic net income                                            $     1.93    $     1.88      2.7%   $      .66   $      .65      1.5%
------------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                                1.92          1.87      2.7           .65          .64      1.6
------------------------------------------------------------------------------------------------------------------------------------
Diluted cash basis                                                2.01          1.92      4.7           .68          .67      1.5
------------------------------------------------------------------------------------------------------------------------------------
Dividends paid                                                     .82           .76      7.9           .28          .26      7.7
------------------------------------------------------------------------------------------------------------------------------------
Book value at period end                                         17.53         15.66     11.9
------------------------------------------------------------------------------------------------------------------------------------
Market value at period end                                       39.70         36.30      9.4
------------------------------------------------------------------------------------------------------------------------------------
Market range:
------------------------------------------------------------------------------------------------------------------------------------
    High                                                         44.50         38.00     17.1         43.94        38.00     15.6
------------------------------------------------------------------------------------------------------------------------------------
    Low                                                          33.63         23.75     41.6         35.73        29.88     19.6
------------------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCE SHEET DATA
------------------------------------------------------------------------------------------------------------------------------------
Total loans                                                 $6,849,998    $6,042,438     13.4%   $6,939,110   $6,320,282      9.8%
------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                         8,692,581     7,762,791     12.0     8,837,624    8,058,536      9.7
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                 9,126,623     8,162,436     11.8     9,278,288    8,480,989      9.4
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                               6,986,757     6,088,726     14.7     7,119,073    6,306,487     12.9
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                         1,195,450     1,029,530     16.1     1,195,418    1,080,532     10.6
------------------------------------------------------------------------------------------------------------------------------------

STATISTICS AND RATIOS  (Net income annualized)
------------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                          2.01%         2.12%                  1.97%        2.13%
------------------------------------------------------------------------------------------------------------------------------------
Return on average equity                                         15.33         16.80                  15.29        16.71
------------------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity                                17.68         18.22                  17.56        18.52
------------------------------------------------------------------------------------------------------------------------------------
Average equity to average assets                                 13.10         12.61                  12.88        12.74
------------------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average assets                        12.08         12.02                  11.88        11.98
------------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread-taxable equivalent                       3.77          4.14                   3.74         4.06
------------------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets-taxable equivalent          4.90          5.27                   4.77         5.25
------------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio excluding amortization of goodwill              44.49         43.95                  45.28        42.63
------------------------------------------------------------------------------------------------------------------------------------

Bank offices                                                       189           187        2
------------------------------------------------------------------------------------------------------------------------------------
Employees                                                        2,929         2,877       52
------------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY DATA AT PERIOD END
------------------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                             $    6,839    $    1,193    473.3%   $    5,703   $    1,275    347.3%
------------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                34,044        23,971     42.0
------------------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                                   -             -        -
------------------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                                       34,044        23,971     42.0
------------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                       195         1,138    (82.9)
------------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                      34,239        25,109     36.4
------------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
     as a percent of period-end loans                              .18%          .26%                   .18%         .27%
------------------------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized)
     as a percent of period-end loans                              .13           .02                    .33          .08
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
     percent of period-end loans                                   .49           .37
------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of period-end loans                             2.04          2.07
------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of nonperforming loans                        414.18        555.71
------------------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
     period-end loans and other real estate owned                    -           .02
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
     period-end loans and other real estate owned                  .50           .39
------------------------------------------------------------------------------------------------------------------------------------

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

[LOGO]                 MERCANTILE BANKSHARES CORPORATION
MERCANTILE             STATEMENT OF CONSOLIDATED INCOME
                     (In thousands, except per share data)

                                                        For the Nine Months Ended                  For the Quarter Ended
                                                              September 30,                              September 30,
                                                ----------------------------------------   ----------------------------------------
                                                                    Increase/(Decrease)                         Increase/(Decrease)
                                                                   ---------------------                       --------------------
                                                  2001      2000       Amount      %         2001      2000       Amount       %
                                                ----------------------------------------   ----------------------------------------
INTEREST INCOME
-----------------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                      $420,701   $399,361   $ 21,340     5.3 %   $135,635   $142,454    ($6,819)    (4.8)%
-----------------------------------------------------------------------------------------------------------------------------------
Interest and dividends
  on investment securities:
-----------------------------------------------------------------------------------------------------------------------------------
   Taxable interest income                        68,890     69,332       (442)   (0.6)      22,986     22,862        124      0.5
-----------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                      1,506        780        726    93.1          504        431         73     16.9
-----------------------------------------------------------------------------------------------------------------------------------
   Dividends                                         984      1,020        (36)   (3.5)         304        338        (34)   (10.1)
-----------------------------------------------------------------------------------------------------------------------------------
   Other investment income                         2,494        844      1,650   195.5          804        776         28      3.6
-----------------------------------------------------------------------------------------------------------------------------------
                                                  73,874     71,976      1,898     2.6       24,598     24,407        191      0.8
-----------------------------------------------------------------------------------------------------------------------------------
Other interest income                              3,384      1,319      2,065   156.6          811        712         99     13.9
-----------------------------------------------------------------------------------------------------------------------------------
        Total interest income                    497,959    472,656     25,303     5.4      161,044    167,573     (6,529)    (3.9)
-----------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
-----------------------------------------------------------------------------------------------------------------------------------
Interest on deposits                             158,241    130,232     28,009    21.5       49,303     47,901      1,402      2.9
-----------------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                 21,816     36,022    (14,206)  (39.4)       5,762     13,191     (7,429)   (56.3)
-----------------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                         4,425      4,304        121     2.8        1,380      1,497       (117)    (7.8)
-----------------------------------------------------------------------------------------------------------------------------------

        Total interest expense                   184,482    170,558     13,924     8.2       56,445     62,589     (6,144)    (9.8)
-----------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                              313,477    302,098     11,379     3.8      104,599    104,984       (385)    (0.4)
-----------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                          9,230     12,745     (3,515)  (27.6)       3,101      4,316     (1,215)   (28.2)
-----------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                        304,247    289,353     14,894     5.1      101,498    100,668        830      0.8
-----------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
-----------------------------------------------------------------------------------------------------------------------------------
Trust Division services                           51,888     51,556        332     0.6       17,229     17,302        (73)    (0.4)
-----------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts               20,457     17,890      2,567    14.3        7,157      6,194        963     15.5
-----------------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                      7,967      2,306      5,661   245.5        3,106        812      2,294    282.5
-----------------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)           3,135         69      3,066      --        1,596         --      1,596       --
-----------------------------------------------------------------------------------------------------------------------------------
Other income                                      23,763     21,402      2,361    11.0        8,649      7,757        892     11.5
-----------------------------------------------------------------------------------------------------------------------------------

        Total noninterest income                 107,210     93,223     13,987    15.0       37,737     32,065      5,672     17.7
-----------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Salaries                                          91,797     86,182      5,615     6.5       31,232     29,519      1,713      5.8
-----------------------------------------------------------------------------------------------------------------------------------
Employee benefits                                 22,293     19,575      2,718    13.9        7,157      6,092      1,065     17.5
-----------------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises            10,497      8,473      2,024    23.9        3,726      3,014        712     23.6
-----------------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                  17,500     16,797        703     4.2        5,752      5,578        174      3.1
-----------------------------------------------------------------------------------------------------------------------------------
Communications and supplies                        9,852      9,171        681     7.4        3,279      3,098        181      5.8
-----------------------------------------------------------------------------------------------------------------------------------
Amortization of goodwill                           6,939      3,444      3,495   101.5        2,134      1,528        606     39.7
-----------------------------------------------------------------------------------------------------------------------------------
Other expenses                                    35,779     36,020       (241)   (0.7)      13,307     12,556        751      6.0
-----------------------------------------------------------------------------------------------------------------------------------

        Total noninterest expenses               194,657    179,662     14,995     8.3       66,587     61,385      5,202      8.5
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                       216,800    202,914     13,886     6.8       72,648     71,348      1,300      1.8
-----------------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                           79,739     73,412      6,327     8.6       26,569     25,968        601      2.3
-----------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                      $137,061   $129,502   $  7,559     5.8     $ 46,079   $ 45,380   $    699      1.5
===================================================================================================================================

Weighted average shares outstanding               70,844     68,792      2,052     3.0       70,237     69,835        402      0.6
===================================================================================================================================
Adjusted weighted average shares outstanding      71,476     69,308      2,168     3.1       70,863     70,410        453      0.6
===================================================================================================================================
NET INCOME PER COMMON SHARE:
  BASIC                                         $   1.93   $   1.88   $   0.05     2.7     $   0.66   $   0.65   $   0.01      1.5
===================================================================================================================================
  DILUTED                                       $   1.92   $   1.87   $   0.05     2.7     $   0.65   $   0.64   $   0.01      1.6
===================================================================================================================================

[LOGO]                  MERCANTILE BANKSHARES CORPORATION
MERCANTILE                CONSOLIDATED BALANCE SHEETS
                     (In thousands, except per share data)

                                                                          September 30,
                                                        ----------------------------------------------------
                                                                                         Increase/(Decrease)
                                                                                        --------------------
                                                            2001           2000         Amount         %
                                                        ----------------------------------------------------
ASSETS

------------------------------------------------------------------------------------------------------------
Cash and due from banks                                 $   275,485    $   238,885    $    36,600       15.3%
------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                        356            154            202      131.2
------------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                 1,815,263      1,597,770        217,493       13.6
------------------------------------------------------------------------------------------------------------
    States and political subdivisions                         1,180          1,338           (158)     (11.8)
------------------------------------------------------------------------------------------------------------
    Other investments                                        56,283         62,770         (6,487)     (10.3)
------------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
      $41,073 (2001) and $36,777 (2000)                      39,104         36,661          2,443        6.7
------------------------------------------------------------------------------------------------------------
    Other investments - fair value of
      $13,454 (2001) and $12,109 (2000)                      13,454         12,109          1,345       11.1
------------------------------------------------------------------------------------------------------------
        Total investment securities                       1,925,284      1,710,648        214,636       12.5
------------------------------------------------------------------------------------------------------------

Federal funds sold                                          122,216         28,866         93,350      323.4
------------------------------------------------------------------------------------------------------------

Loans held-for-sale                                          30,273          5,744         24,529      427.0
------------------------------------------------------------------------------------------------------------

Loans                                                     6,900,139      6,436,612        463,527        7.2
------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                            (141,003)      (133,209)         7,794        5.9
------------------------------------------------------------------------------------------------------------
        Loans, net                                        6,759,136      6,303,403        455,733        7.2
------------------------------------------------------------------------------------------------------------

Bank premises and equipment, net                            101,762        100,806            956        0.9
------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                    195          1,138           (943)     (82.9)
------------------------------------------------------------------------------------------------------------
Goodwill, net                                               104,838         84,062         20,776       24.7
------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                  7,296          7,456           (160)      (2.1)
------------------------------------------------------------------------------------------------------------
Other assets                                                141,163        166,736        (25,573)     (15.3)
------------------------------------------------------------------------------------------------------------
        Total assets                                    $ 9,468,004    $ 8,647,898    $   820,106        9.5
============================================================================================================


LIABILITIES

Deposits:
    Noninterest-bearing deposits                        $ 1,789,489    $ 1,546,883    $   242,606       15.7
------------------------------------------------------------------------------------------------------------
    Interest-bearing deposits                             5,458,235      4,892,100        566,135       11.6
------------------------------------------------------------------------------------------------------------
        Total deposits                                    7,247,724      6,438,983        808,741       12.6
------------------------------------------------------------------------------------------------------------
Short-term borrowings                                       773,260        914,294       (141,034)     (15.4)
------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                      138,676        106,815         31,861       29.8
------------------------------------------------------------------------------------------------------------
Long-term debt                                               84,200         92,547         (8,347)      (9.0)
------------------------------------------------------------------------------------------------------------
        Total liabilities                                 8,243,860      7,552,639        691,221        9.2
------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
  2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
  authorized 130,000,000 shares                             139,634        139,901           (267)      (0.2)
------------------------------------------------------------------------------------------------------------
Capital surplus                                             161,820        178,839        (17,019)      (9.5)
------------------------------------------------------------------------------------------------------------
Retained earnings                                           879,802        773,527        106,275       13.7
------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                42,888          2,992         39,896         --
------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                        1,224,144      1,095,259        128,885       11.8
------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity    $ 9,468,004    $ 8,647,898    $   820,106        9.5
============================================================================================================


------------------------------------------------------------------------------------------------------------
Actual shares outstanding                                    69,817         69,951           (134)      (0.2)
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
Book value per common share                             $     17.53    $     15.66    $      1.87       11.9
------------------------------------------------------------------------------------------------------------

[LOGO]                 MERCANTILE BANKSHARES CORPORATION
MERCANTILE            CONSOLIDATED AVERAGE BALANCE SHEETS
                                (In thousands)

                                                                                   For the Nine Months Ended
                                                                                         September 30,
                                                               ------------------------------------------------------------------

                                                                             2001                               2000
                                                               ------------------------------------------------------------------
Earning assets                                                      Average         Yield*/             Average        Yield*/
    Loans:                                                          Balance          Rate               Balance         Rate
---------------------------------------------------------------------------------------------------------------------------------
         Commercial                                             $ 2,366,886                8.40 %       $ 2,195,136    9.28 %
---------------------------------------------------------------------------------------------------------------------------------
         Real Estate                                              3,682,316                8.17           3,111,515    8.69
---------------------------------------------------------------------------------------------------------------------------------
         Consumer                                                   800,796                8.49             735,787    8.66
---------------------------------------------------------------------------------------------------------------------------------
                      Total loans                                 6,849,998                8.28           6,042,438    8.90
---------------------------------------------------------------------------------------------------------------------------------
       Federal funds sold                                           105,641                4.17              27,965    6.27
---------------------------------------------------------------------------------------------------------------------------------
       Securities purchased under resale agreements                   2,930                3.42                   -       -
---------------------------------------------------------------------------------------------------------------------------------
       Securities:**
        Taxable securities
          U.S. Treasury securities                                1,331,986                5.53           1,565,008    5.60
---------------------------------------------------------------------------------------------------------------------------------
          U.S. Agency securities                                    300,149                6.14              73,453    6.70
---------------------------------------------------------------------------------------------------------------------------------
          Other stocks and bonds                                     60,906                7.92              32,882    8.14
---------------------------------------------------------------------------------------------------------------------------------
        Tax-exempt securities
          States and political subdivisions                          40,603                8.21              20,892    8.25
---------------------------------------------------------------------------------------------------------------------------------
                      Total securities                            1,733,644                5.78           1,692,235    5.73
---------------------------------------------------------------------------------------------------------------------------------

       Interest-bearing deposits in other banks                         368                5.12                 153    4.94
---------------------------------------------------------------------------------------------------------------------------------
                      Total earning assets                      $ 8,692,581                7.73           7,762,791    8.20
---------------------------------------------------------------------------------------------------------------------------------

       Cash and due from banks                                      213,652                                 223,688
---------------------------------------------------------------------------------------------------------------------------------
       Bank premises and equipment, net                             103,304                                  97,539
---------------------------------------------------------------------------------------------------------------------------------
       Other assets                                                 259,555                                 202,813
---------------------------------------------------------------------------------------------------------------------------------
       Less: allowance for loan losses                             (142,469)                               (124,395)
---------------------------------------------------------------------------------------------------------------------------------
                      Total assets                              $ 9,126,623                             $ 8,162,436
---------------------------------------------------------===================-------------------====================--------------


Interest-bearing liabilities
       Deposits:
---------------------------------------------------------------------------------------------------------------------------------
         Savings                                                         $848,242        1.65                $857,590      1.93
---------------------------------------------------------------------------------------------------------------------------------
         Checking plus interest accounts                                  759,916         .78                 715,684      1.05
---------------------------------------------------------------------------------------------------------------------------------
         Money market                                                     814,008        2.88                 773,317      3.11
---------------------------------------------------------------------------------------------------------------------------------
         Time deposits $100,000 and over                                1,153,200        5.75                 817,927      5.94
---------------------------------------------------------------------------------------------------------------------------------
         Other time deposits                                            1,825,978        5.58               1,505,162      5.13
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing deposits                   5,401,344        3.92               4,669,680      3.73
---------------------------------------------------------------------------------------------------------------------------------

       Short-term borrowings                                              739,080        3.95                 859,715      5.60
---------------------------------------------------------------------------------------------------------------------------------
       Long-term debt                                                      89,669        6.60                  86,045      6.68
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing funds                      6,230,093        3.96               5,615,440      4.06
---------------------------------------------------------------------------------------------------------------------------------

       Noninterest-bearing deposits                                     1,585,413                           1,419,046
---------------------------------------------------------------------------------------------------------------------------------
       Other liabilities and accrued expenses                             115,667                              98,420
---------------------------------------------------------------------------------------------------------------------------------
                      Total liabilities                                 7,931,173                           7,132,906
---------------------------------------------------------------------------------------------------------------------------------
       Shareholders' equity                                             1,195,450                           1,029,530
---------------------------------------------------------------------------------------------------------------------------------
         Total liabilities & shareholders' equity                      $9,126,623                          $8,162,436
---------------------------------------------------------------===================----------------====================-----------

       Net interest rate spread                                                          3.77 %                            4.14 %
---------------------------------------------------------------------------------------------------------------------------------
       Effect of noninterest-bearing funds                                               1.13                              1.13
---------------------------------------------------------------------------------------------------------------------------------
       Net interest margin on earning assets                                             4.90 %                            5.27 %
----------------------------------------------------------------------------------============------------------------==========-

                                                                                      For the Quarter Ended
                                                                                          September 30,
                                                             --------------------------------------------------------------------

                                                                           2001                                 2000
                                                             --------------------------------------------------------------------
Earning assets                                                    Average        Yield*/            Average        Yield*/
    Loans:                                                        Balance          Rate             Balance          Rate
---------------------------------------------------------------------------------------------------------------------------------
         Commercial                                                  $2,351,612       7.98 %           $2,294,545       9.43 %
---------------------------------------------------------------------------------------------------------------------------------
         Real Estate                                                  3,825,125       7.66              3,250,254       8.82
---------------------------------------------------------------------------------------------------------------------------------
         Consumer                                                       762,373       8.15                775,483       8.79
---------------------------------------------------------------------------------------------------------------------------------
                      Total loans                                     6,939,110       7.82              6,320,282       9.04
---------------------------------------------------------------------------------------------------------------------------------
       Federal funds sold                                               100,979       3.17                 45,204       6.25
---------------------------------------------------------------------------------------------------------------------------------
       Securities purchased under resale agreements                           -          -                      -          -
---------------------------------------------------------------------------------------------------------------------------------
       Securities:**
        Taxable securities
          U.S. Treasury securities                                    1,304,455       5.37              1,485,572       5.59
---------------------------------------------------------------------------------------------------------------------------------
          U.S. Agency securities                                        392,234       5.40                114,747       6.85
---------------------------------------------------------------------------------------------------------------------------------
          Other stocks and bonds                                         59,355       7.68                 58,273       7.93
---------------------------------------------------------------------------------------------------------------------------------
        Tax-exempt securities
          States and political subdivisions                              41,135       8.05                 34,305       8.27
---------------------------------------------------------------------------------------------------------------------------------
                      Total securities                                1,797,179       5.51              1,692,897       5.81
---------------------------------------------------------------------------------------------------------------------------------

       Interest-bearing deposits in other banks                             356       4.72                    153       5.25
---------------------------------------------------------------------------------------------------------------------------------
                      Total earning assets                            8,837,624       7.30              8,058,536       8.34
---------------------------------------------------------------------------------------------------------------------------------

       Cash and due from banks                                          221,736                           224,105
---------------------------------------------------------------------------------------------------------------------------------
       Bank premises and equipment, net                                 102,849                           100,845
---------------------------------------------------------------------------------------------------------------------------------
       Other assets                                                     260,892                           228,937
---------------------------------------------------------------------------------------------------------------------------------
       Less: allowance for loan losses                                 (144,813)                         (131,434)
---------------------------------------------------------------------------------------------------------------------------------
                      Total assets                                   $9,278,288                        $8,480,989
-------------------------------------------------------------===================---------------===================---------------


Interest-bearing liabilities
       Deposits:
---------------------------------------------------------------------------------------------------------------------------------
         Savings                                                       $854,026       1.41               $859,806       1.95
---------------------------------------------------------------------------------------------------------------------------------
         Checking plus interest accounts                                766,858        .62                713,992       1.07
---------------------------------------------------------------------------------------------------------------------------------
         Money market                                                   860,471       2.54                773,807       3.23
---------------------------------------------------------------------------------------------------------------------------------
         Time deposits $100,000 and over                              1,153,042       5.32                873,329       6.20
---------------------------------------------------------------------------------------------------------------------------------
         Other time deposits                                          1,814,301       5.27              1,610,917       5.41
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing deposits                 5,448,698       3.59              4,831,851       3.94
---------------------------------------------------------------------------------------------------------------------------------

       Short-term borrowings                                            754,235       3.03                897,212       5.85
---------------------------------------------------------------------------------------------------------------------------------
       Long-term debt                                                    84,200       6.50                 92,765       6.42
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing funds                    6,287,133       3.56              5,821,828       4.28
---------------------------------------------------------------------------------------------------------------------------------

       Noninterest-bearing deposits                                   1,670,375                         1,474,636
---------------------------------------------------------------------------------------------------------------------------------
       Other liabilities and accrued expenses                           125,362                           103,993
---------------------------------------------------------------------------------------------------------------------------------
                      Total liabilities                               8,082,870                         7,400,457
---------------------------------------------------------------------------------------------------------------------------------
       Shareholders' equity                                           1,195,418                         1,080,532
---------------------------------------------------------------------------------------------------------------------------------
         Total liabilities & shareholders' equity                    $9,278,288                        $8,480,989
-------------------------------------------------------------===================---------------===================---------------

       Net interest rate spread                                                       3.74 %                            4.06 %
---------------------------------------------------------------------------------------------------------------------------------
       Effect of noninterest-bearing funds                                            1.03                              1.19
---------------------------------------------------------------------------------------------------------------------------------
       Net interest margin on earning assets                                          4.77 %                            5.25 %
--------------------------------------------------------------------------------===========-----------------------===========----

 * Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

** Balances reported at amortized cost, excludes pretax unrealized gains
   (losses) on securities available-for-sale.

                                                                     Page 7 of 8
[LOGO]                 MERCANTILE BANKSHARES CORPORATION
MERCANTILE         SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                (in thousands)

                                                           3Q 01         2Q 01        3Q 00
                                                         ------------------------------------
PERIOD-END LOANS BY TYPE
---------------------------------------------------------------------------------------------
Construction and Land Development Loans                  $  749,378   $  909,407   $  797,997
---------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)         1,314,113    1,297,858    1,212,593
---------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans            1,782,557    1,631,233    1,526,849
---------------------------------------------------------------------------------------------
Home Equity Lines                                           205,986      193,767      175,282
---------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                        603,567      605,315      618,020
---------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans             2,088,195    2,126,840    1,965,593
---------------------------------------------------------------------------------------------
Lease financing                                             156,343      158,719      140,278
---------------------------------------------------------------------------------------------
            TOTAL LOANS AT END OF PERIOD                 $6,900,139   $6,923,139   $6,436,612
---------------------------------------------------------====================================

NONPERFORMING LOANS BY TYPE
---------------------------------------------------------------------------------------------
Construction and Land Development Loans                  $    2,930   $    3,120   $    2,094
---------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)             1,833        2,684        3,337
---------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                6,364        5,407        6,186
---------------------------------------------------------------------------------------------
Home Equity Lines                                               226           --          143
---------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                            366          225          114
---------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                21,672       21,074       11,234
---------------------------------------------------------------------------------------------
Lease financing                                                 653        5,828          863
---------------------------------------------------------------------------------------------
            TOTAL NONPERFORMING LOANS AT END OF PERIOD   $   34,044   $   38,338   $   23,971
---------------------------------------------------------====================================

LOANS PAST DUE 30-89 DAYS BY TYPE
---------------------------------------------------------------------------------------------
Construction and Land Development Loans                  $    4,746   $      708   $    1,613
---------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)            12,577       14,190        8,959
---------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans               14,948       15,981       11,106
---------------------------------------------------------------------------------------------
Home Equity Lines                                             1,153        1,432          671
---------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                          6,536        5,047        4,720
---------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                51,111       31,117       38,683
---------------------------------------------------------------------------------------------
Lease financing                                              11,713          629           --
---------------------------------------------------------------------------------------------
            TOTAL LOANS PAST DUE 30-89 DAYS              $  102,784   $   69,104   $   65,752
---------------------------------------------------------====================================


CHARGE-OFFS BY LOAN TYPE
---------------------------------------------------------------------------------------------
Construction and Land Development Loans                  $       --   $       --   $       --
---------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                 1           52           27
---------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                   32            9            5
---------------------------------------------------------------------------------------------
Home Equity Lines                                                14           79           --
---------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                            893          756          739
---------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                   321           67        1,498
---------------------------------------------------------------------------------------------
Lease financing                                               5,175           --           --
---------------------------------------------------------------------------------------------
            TOTAL CHARGE-OFFS                            $    6,436   $     963    $    2,269
---------------------------------------------------------====================================

RECOVERIES BY LOAN TYPE
---------------------------------------------------------------------------------------------
Construction and Land Development Loans                  $       37   $      29    $        1
---------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                30          30             8
---------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                    3           4             5
---------------------------------------------------------------------------------------------
Home Equity Lines                                                 4          17            13
---------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                            559         432           307
---------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                   100          81           660
---------------------------------------------------------------------------------------------
Lease financing                                                  --          --            --
---------------------------------------------------------------------------------------------
            TOTAL RECOVERIES                             $      733   $     593    $      994
---------------------------------------------------------====================================

[LOGO]                 MERCANTILE BANKSHARES CORPORATION
MERCANTILE       SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER


TRUST ASSET DATA (End of Period)                                                                 (Dollars in millions)
------------------------------------------------------------------------------------------------------------------------------
Personal
------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                                   $    7,503    $    7,940   $    8,316
------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                                     2,440         2,622        2,962
------------------------------------------------------------------------------------------------------------------------------
              Total Personal                                                                 9,943        10,562       11,278

Institutional
------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                                        6,667         6,116        6,101
------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                                    20,592        21,976       23,967
------------------------------------------------------------------------------------------------------------------------------
              Total Institutional                                                           27,259        28,092       30,068

Personal & Institutional Combined
------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                                       14,170        14,056       14,417
------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                                    23,032        24,598       26,929
------------------------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration                                         $   37,202    $   38,654   $   41,346
                                                                                        ======================================


OTHER INTANGIBLE ASSET INFORMATION                                                               (Dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                                            $    6,920    $    7,272   $    6,966
------------------------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                                             340           423          490
------------------------------------------------------------------------------------------------------------------------------
              EOP Total Other Intangibles, Net                                          $    7,260    $    7,695   $    7,456
----------------------------------------------------------------------------------------======================================

Amortization of Deposit Intangibles and
       Mortgage Servicing Rights                                                        $      548    $      429   $      373
----------------------------------------------------------------------------------------======================================


PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                                                   (Dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                                            $  354,314    $  358,117   $  389,532
------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                                                         1,423,355     1,322,638      137,854
------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                                                     3,667,333     3,638,769           --
------------------------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                                              $5,445,002    $5,319,524   $  527,386
----------------------------------------------------------------------------------------======================================